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                                                                    EXHIBIT 4.5

                       NANOPHASE TECHNOLOGIES CORPORATION

                         FORM OF STOCK OPTION AGREEMENT



     THIS AGREEMENT is executed on the ____ day of ____________, 199__, and is effective as of _____________, 199___, between NANOPHASE TECHNOLOGIES CORPORATION, a Delaware corporation ("Company"), and __________________ ("Grantee"), who resides at ____________________________________________.

     Grantee is an employee of the Company. By granting this option, Company desires to carry out the purposes of the NANOPHASE TECHNOLOGIES CORPORATION STOCK OPTION PLAN effective January 13, 1992, as amended from time to time ("Plan"), a copy of which has been furnished Grantee.

     Company and Grantee agree as follows:

     1. Effective ___________, 199__ (the "Grant Date"), Company grants to Grantee an option to purchase [[__________]] shares (the "Shares") of the Company's common stock, no par value, at a price of [[$_______]] per share, subject to all of the terms and conditions of the Plan and amendments thereto and of this Agreement.

     2. Subject to the provisions of the Plan and this Agreement, these options may be exercised as follows:


                 YEARS AFTER GRANT DATE  PERCENTAGE EXERCISABLE
                 ----------------------  ----------------------
                    _________, 199__              20%
                    _________, 199__              40%
                    _________, 199__              60%
                    _________, 199__              80%
                    _________, 199__             100%

provided, however, that each exercise shall be for not fewer than the lesser of 1000 Shares or the number of Shares subject to this Agreement for which the stock option is then exercisable. Notwithstanding the foregoing provisions of this Section but subject to the Plan and all other provisions of this Agreement, however, all options granted hereunder shall be immediately exercisable upon the occurrence of any of the following events prior to the expiration or other termination of the option: (i) sale (other than a sale by the Company) of securities entitled to more than 80% of the voting power of the Company in a single transaction or a related series of transactions; (ii) sale of substantially all of the assets of the Company; or (iii) approval by the stockholders of the Company of a reorganization, merger or consolidation of the Company, as a result of which the persons who were the stockholders of the Company immediately prior to such reorganization, merger or consolidation do not own securities immediately after the reorganization, merger or consolidation entitled to more than 80% of the voting power of the reorganized, merged or consolidated


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company.  Voting power, as used in the preceding sentence, shall refer to those securities entitled to vote generally in the election of directors, and securities of the Company not entitled to vote but which are convertible into, or exercisable for, securities of the Company entitled to vote generally in the election of directors shall be counted as if converted or exercised, and each unit of voting securities shall be counted in proportion to the number of votes such unit is entitled to cast [UPDATED LANGUAGE WILL CONFORM WITH DEFINITION OF SALE IN PLAN].

[[INSERT PERFORMANCE MILESTONES, VESTING ACCELERATION PROVISIONS IF
APPLICABLE.]]

     3. If the applicable taxes are not required to be withheld at the time of exercise or issuance, Grantee agrees to pay to the Company the amount of any such taxes, including Federal and state, thereafter required to be withheld or collected in respect of the issuance of these Shares or exercise of these options as is determined by Company's legal or tax counsel.

     4. No obligation of Company as to Grantee's continued provision of services or length of Grantee's provision of services to Company shall be implied by the terms of this Agreement.

     5. This grant shall terminate ten (10) years from the Grant Date, subject to earlier termination as provided in the Plan.

     6. The number and class of Shares covered by this Agreement and the stock option price shall be appropriately adjusted as determined by the Board of Directors of the Company to reflect any stock dividend, stock split-up, share combinations, recapitalization, merger, consolidation, separation, reorganization, liquidation or the like, of or by the Company.

     7. Grantee agrees to enter into a Shareholder Agreement in the form attached hereto as Appendix A prior to and as a condition of his or her purchasing any Shares pursuant to this Agreement [NO LONGER APPLICABLE BECAUSE COMPANY IS NOW A PUBLIC COMPANY].

     8. This option is non-transferable other than by will or the laws of descent and distribution, and is exercisable, during the optionee's lifetime, only by him or her. This option shall inure to the benefit of and be binding upon the Company's successors and assigns.

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     IN WITNESS WHEREOF, Company has caused this Agreement to be executed by its duly authorized officers, and the Grantee has hereunto set his or her hand and seal, as of the day and year first above written.




COMPANY:                             NANOPHASE TECHNOLOGIES CORPORATION


                                     By: _________________________________

                                         ___________________, President





GRANTEE:                             ______________________________







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                 NOTICE OF INTENTION TO EXERCISE STOCK OPTIONS


     The undersigned grantee of a Nanophase Technologies Corporation Stock Option Agreement dated ____________, 199__, to purchase _________ shares of Nanophase Technologies Corporation common stock hereby gives notice of his or her intention to exercise the Stock Option (or a portion thereof) and elects to purchase ____________ shares of Nanophase Technologies Corporation common stock.

     Shares should be issued in the name of the undersigned and should be sent to the undersigned at:


                     ___________________________________

                     ___________________________________

                     ___________________________________



Dated this ___ day of ______________, 19__.

Social Security Number: _______________________


                                                _______________________________




INSTRUCTIONS: The exercise of these Stock Options is effective on the date the Company has received all of (1) this Notice of Intention to Exercise Stock Options, and (2) payment in full in cash of the exercise price for all shares being purchased pursuant to this Notice, and (3) two copies of the Stock Purchase Agreement attached to the Stock Option Agreement under which this Notice is given, both signed by the grantee.